                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 9, 1998
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                        COMMERCIAL FEDERAL CORPORATION
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            (Exact name of registrant as specified in its charter)

          NEBRASKA                     1-11515                  47-0658852
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(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)         Identification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA                            68124
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
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                                NOT APPLICABLE
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         (Former name or former address, if changed since last report)







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                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                                   FORM 8-K
                                   --------

Item 5.  Other Events:
----------------------

         On March 9, 1998, Commercial Federal Corporation ("Commercial Federal") and its wholly-owned subsidiary, Commercial Federal Bank, a Federal Savings Bank, entered into a Reorganization and Merger Agreement (the "Agreement") with First Colorado Bancorp, Inc. ("First Colorado"), parent company of First Federal Bank of Colorado ("First Federal"). Under the terms of the Agreement, Commercial Federal will acquire in a tax-free reorganization all of the outstanding shares of First Colorado's common stock. For each outstanding share of First Colorado common stock, First Colorado shareholders are to receive Commercial Federal common stock equal to 30 divided by the average closing price of Commercial Federal's common stock for a 15-day trading period (as defined) prior to closing. Such value is based on an exchange ratio that will float between Commercial Federal's average stock prices (as defined in the Agreement) of $31 and $38 per common share. The exchange ratio will remain fixed at .9677 for Commercial Federal average common stock prices below $31 per share and will remain fixed at .7895 for Commercial Federal average common stock prices above $38 per share. Fractional shares will be paid in cash. Based on Commercial Federal's closing stock price on March 5, 1998, the transaction has an aggregate value of approximately $525 million, or $30 per common share. Under certain conditions as defined in the Agreement, such Agreement may be terminated at any time prior to consummation, by either party, whether before or after approval and adoption of the Agreement by Commercial Federal shareholders or First Colorado shareholders.

         Commercial Federal has also entered into a stock option agreement with First Colorado under which Commercial Federal has been granted an option to purchase up to 19.9% of First Colorado's outstanding shares of common stock under certain circumstances provided in such option agreement.

         First Colorado, headquartered in Lakewood, Colorado, currently operates 27 branches located in Colorado, with 23 branches located in the Denver metropolitan area and four in Colorado's western slope region. At December 31, 1997, First Colorado had assets of approximately
         $1.6 billion, deposits of approximately $1.2 billion, and stockholder's equity of approximately $209 million. Following the acquisition, the parties intend that First Federal will be merged with and into Commercial Federal Bank, a wholly-owned subsidiary of Commercial Federal.

         This proposed acquisition, which is subject to regulatory and Commercial Federal and First Colorado shareholder approvals and certain other conditions, is expected to close late in the third quarter of calendar year 1998. For additional information, see the Agreement dated March 9, 1998, and the press release dated March 9, 1998, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits:
-------------------------------------------

(c)      Exhibits:

         Exhibit 2. Reorganization and Merger Agreement dated March 9, 1998, by and among Commercial Federal Corporation, Commercial Federal Bank, a Federal Savings Bank, First Colorado Bancorp, Inc. and First Federal Bank of Colorado.

         Exhibit 99.  Press release dated March 9, 1998.

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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMERCIAL FEDERAL CORPORATION
                                 ------------------------------
                                 (Registrant)


Date:  March 17, 1998            /s/  James A. Laphen
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                                 James A. Laphen, President, Chief Operating
                                 Officer and Chief Financial Officer (Duly
                                 Authorized and Principal Financial Officer)







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